Exhibit 10.1

FINAL FORM

VOTING AND SUPPORT AGREEMENT1

This Voting and Support Agreement (this “Agreement”) is entered into as of August 28, 2019, by and between WSP Global inc., a Canadian corporation (“Parent”), and ____________________ (“Stockholder”).

Recitals

 A.         Stockholder is a holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of certain shares of Company Common Stock and/or options, restricted stock units, warrants and other rights to acquire shares of Company Common Stock (“Equity Awards”) of Ecology and Environment Inc., a New York corporation (the “Company”).

B.           Parent, Everest Acquisition Corp., a New York corporation (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), which provides (subject to the terms and conditions set forth therein) for the merger of Merger Sub with and into the Company (the “Merger”).

 C.          In the Merger, each outstanding share of Company Common Stock and certain outstanding shares of Company Restricted Stock are to be converted into the right to receive the cash consideration set forth in the Merger Agreement.

 D.          Stockholder is entering into this Agreement in order to induce Parent to enter into the Merger Agreement and cause the Merger to be consummated.

Agreement

The parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1.	CERTAIN DEFINITIONS

For purposes of this Agreement:

 (a)        The terms “Acquired Companies,” “Acquisition Proposal,” “Company Board Recommendation,” “Company Common Stock,” “Company Restricted Stock”, “Person” and other capitalized terms used but not otherwise defined in this Agreement have the meanings assigned to such terms in the Merger Agreement.

 (b)         “Adverse Amendment” means any amendment to the Merger Agreement that reduces the amount or changes the form of consideration payable in respect of each share of Company Common Stock in the Merger or otherwise amends the Merger Agreement in a manner adverse to the Stockholder.

 (c)         “Expiration Date” means the earliest of: (i) the date on which the Merger Agreement is terminated in accordance with its terms; (ii) the date on which the Merger becomes effective;  (iii) the date upon which Parent and Stockholder mutually agree to terminate this Agreement in writing; and (iv) the date on which any Adverse Amendment becomes effective for which the prior written approval of the Stockholder was not obtained.

 (d)         Stockholder shall be deemed to “Own” or to have acquired “Ownership” of a security if Stockholder: (i) is the record owner of such security; or (ii) is the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of such security.

 (e)          “Subject Securities” means: (i) all voting securities of the Company (including all shares of Company Common Stock and all Company Restricted Stock and all options, restricted stock units, warrants or other rights to acquire (by purchase, conversion or otherwise) any voting securities of the Company) Owned by Stockholder as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional shares of Company Common Stock, all additional Equity Awards and all options, restricted stock units, warrants or other rights to acquire (by purchase, conversion or otherwise) any voting securities of the Company) of which Stockholder acquires Ownership during the Voting Period; provided, however, that if the Company’s board of directors withdraws or modifies the Company Board Recommendation and the Company does not exercise its right to, or does not have the right to, terminate the Merger Agreement in accordance with its terms, then the voting covenant and obligations of the Stockholder under Section 3.1, the Proxy granted by the Stockholder under Section 3.3 and the other provisions of this Agreement shall no longer be in respect of all of such voting securities Owned by the Stockholder, but in lieu and stead thereof, the voting covenant and obligations of the Stockholder under Section 3.1, the Proxy granted by the Stockholder under Section 3.3 and the other provisions of this Agreement shall be in respect of such portion of the foregoing securities as shall have 70% of the aggregate voting power attributable to all of such voting securities Owned by the Stockholder.

 (f)          A Person shall be deemed to have effected a “Transfer” of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security to any Person other than Parent; (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein to any Person other than Parent; or (iii) reduces such Person’s beneficial ownership of or interest in such security.

 (g)          “Voting Period” means the period commencing on (and including) the date of this Agreement and ending on (and including) the Expiration Date.

SECTION 2.	TRANSFER OF SUBJECT SECURITIES AND VOTING RIGHTS

 2.1        Restriction on Transfer of Subject Securities.  Subject to Section 2.3, during the Voting Period, Stockholder shall not cause or permit any Transfer of any of the Subject Securities to be effected (other than in the Merger).  Without limiting the generality of the foregoing, during the Voting Period, Stockholder shall not tender, agree to tender or permit to be tendered any of the Subject Securities in response to or otherwise in connection with any tender or exchange offer.

 2.2         Restriction on Transfer of Voting Rights.  During the Voting Period, Stockholder shall ensure that: (a) none of the Subject Securities is deposited into a voting trust; and (b) no proxy is granted (except for the proxy granted in connection with this Agreement), and no voting agreement or similar agreement is entered into (except for the voting covenants contained in this Agreement), with respect to any of the Subject Securities.

 2.3        Permitted Transfers.  Section 2.1 shall not prohibit a transfer of Subject Securities by Stockholder:  (a) if Stockholder is an individual, (i) to any member of Stockholder’s immediate family, or to a trust for the benefit of Stockholder or any member of Stockholder’s immediate family or (ii) upon the death of Stockholder; or (b) if Stockholder is a partnership or limited liability company, to one or more partners or members of Stockholder or to an affiliated corporation under common control with Stockholder; provided, however, that a transfer referred to in this sentence shall be permitted only if, as a precondition to such transfer, the transferee agrees in a written document, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Agreement.

 2.4        Waiver and Termination of Stockholders Agreement.  Each Stockholder who is a party to the Stockholders Agreement, dated May 12, 1970, among Gerhard J. Neumaier, Frank B. Silvestro, Ronald L. Frank and Gerald A. Strobel, as amended (the “Stockholders Agreement”), hereby (i) waives any and all rights of first refusal or other rights and restrictions on transfer of the Subject Securities under the Stockholders Agreement that may conflict with the terms of the Merger Agreement and (ii) agrees that, subject to the other surviving parties thereto agreeing to so terminate, the Stockholders Agreement shall terminate, with such termination automatically effective upon the effective time of the Merger.

SECTION 3.	VOTING OF SHARES

3.1         Voting Covenant.  Stockholder hereby agrees that, during the Voting Period, at any meeting of the stockholders of the Company (however called), and at every adjournment or postponement thereof, and in any action by written consent of stockholders of the Company, unless otherwise directed in writing by Parent, Stockholder (solely in its capacity as such) shall cause the Subject Securities with respect to which Stockholder has voting rights to be voted:

(a)          in favor of: (i) the Merger and the adoption of the Merger Agreement; (ii) each of the other actions contemplated by the Merger Agreement; and (iii) any action in furtherance of any of the foregoing; and

(b)          against any action that would result in the failure of any of the conditions set forth in Section 6 or Section 7 of the Merger Agreement to be satisfied; and

(c)          against each of the following actions (other than the Merger and the other Contemplated Transactions): (i) any extraordinary corporate transaction, such as a merger, consolidation, amalgamation, plan or scheme of arrangement, share exchange or other business combination involving any Acquired Company, that relates to an Acquisition Proposal; (ii) any amendment to the Company’s certificate of incorporation or bylaws, which amendment would reasonably be expected to have the effect of (A) frustrating the purpose of, or breaching or nullifying any provision of, the Merger Agreement, (B) preventing, materially impeding or materially delaying the Merger or (C) changing the voting rights of any shares of capital stock of the Company; (iii) any material change in the capitalization of the Company or the Company’s corporate structure; or (iv) any other action which would reasonably be expected to prevent, materially impede or materially delay the Merger or any of the other Contemplated Transactions.

Notwithstanding anything to the contrary herein, in the event that a vote or consent of the stockholders of the Company is required in order to effect or adopt an Adverse Amendment, the provisions of this Section 3.1 shall not apply with respect to the Stockholder’s vote or consent with respect to such Adverse Amendment.

 3.2         Other Voting Agreements.  During the Voting Period, Stockholder shall not enter into any agreement or understanding with any Person to vote or give any instruction in any manner inconsistent with clause “(a),” clause “(b)” or clause “(c)” of Section 3.1. Except as expressly set forth in this Agreement, Stockholder may vote his, her or its Subject Securities in his, her or its discretion on all matters submitted for the vote of the Company’s stockholders or in connection with any meeting or written consent of the Company’s stockholders.

 3.3         Proxy.

(a)         Contemporaneously with the execution of this Agreement, Stockholder shall deliver to Parent a proxy in the form attached to this Agreement as Exhibit A, which shall (at all times during the Voting Period) be irrevocable to the fullest extent permitted by law with respect to the shares referred to therein (the “Proxy”).

(b)          Stockholder shall not enter into any tender, voting or other similar agreement, or grant a proxy or power of attorney, with respect to any of the Subject Securities that is inconsistent with this Agreement or otherwise take any other action with respect to any of the Subject Securities that would in any way restrict, limit or interfere with the performance of any of Stockholder’s obligations hereunder or any of the actions contemplated hereby.

SECTION 4.	WAIVER OF APPRAISAL AND DISSENTERS’ RIGHTS

For holders of Company Class B Common Stock only, Stockholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters’ rights and any similar rights relating to the Merger or any related transaction that Stockholder or any other Person may have by virtue of, or with respect to, any shares of Company Common Stock Owned by Stockholder (including any and all such rights under the New York Business Corporation Law).

SECTION 5.	REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

Stockholder hereby represents and warrants to Parent as follows:

 5.1         Authorization.  Stockholder has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and the Proxy and to perform Stockholder’s obligations hereunder and thereunder.  This Agreement and the Proxy have been duly executed and delivered by Stockholder and constitute legal, valid and binding obligations of Stockholder, enforceable against Stockholder in accordance with their terms, subject to: (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.  If Stockholder is a corporation, then Stockholder is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized.  If Stockholder is a general or limited partnership, then Stockholder is a partnership duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized.  If Stockholder is a limited liability company, then Stockholder is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized.  Stockholder has reviewed and understands the terms of this Agreement.

 5.2         No Conflicts or Consents.

(a)        The execution and delivery of this Agreement and the Proxy by Stockholder do not, and the performance of this Agreement and the Proxy by Stockholder will not: (i) if Stockholder is an Entity, conflict with or violate any of the charter or organizational documents of Stockholder or any resolution adopted by the equity holders, the board of directors (or other similar body) or any committee of the board of directors (or other similar body) of Stockholder; (ii) conflict with or violate any Law or Order applicable to Stockholder or by which Stockholder or any of Stockholder’s properties is or may be bound or affected in any material respect; or (iii) result in or constitute (with or without notice or lapse of time or both) any breach of or default under, or give to any Person (with or without notice or lapse of time or both) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time or both) in the creation of any encumbrance on any of the Subject Securities pursuant to, any Contract to which Stockholder is a party or by which Stockholder or any of Stockholder’s affiliates or properties is or may be bound or affected.

(b)          The execution and delivery of this Agreement and the Proxy by Stockholder do not, and the performance of this Agreement and the Proxy by Stockholder will not, require any Consent of any Person. Stockholder is not, nor will Stockholder be, required to give any notice to any person in connection with the execution, delivery or performance of this Agreement or the Proxy.

 5.3         Title to Securities.  As of the date of this Agreement: (a) Stockholder holds of record (free and clear of any encumbrance) the number of outstanding shares of Company Common Stock set forth under the heading “Shares Held of Record” on the signature page of this Agreement; (b) Stockholder holds (free and clear of any encumbrance) the Company Restricted Stock set forth under the heading “Company Restricted Stock Owned” on the signature page of this Agreement; (c) Stockholder Owns the additional securities of the Company set forth under the heading “Additional Securities Beneficially Owned” on the signature page of this Agreement; and (d) Stockholder does not directly or indirectly Own any shares of capital stock or other securities of the Company with the right to vote, or any option, restricted stock unit, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other  securities of the Company with the right to vote, other than the shares, options, restricted stock units, warrants and other rights set forth on the signature page of this Agreement.

SECTION 6.	REPRESENTATIONS AND WARRANTIES OF PARENT

Parent hereby represents and warrants to Stockholder as follows:

 6.1         Authorization.  Parent has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and to perform Parent’s obligations hereunder.  This Agreement has been duly executed and delivered by Parent and constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to: (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.  Parent is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized.

 6.2         No Conflicts or Consents.

(a)         The execution and delivery of this Agreement by Parent does not, and the performance of this Agreement by Parent will not conflict with or violate any of the charter or organizational documents of Parent or any resolution adopted by the equity holders, the board of directors (or other similar body) or any committee of the board of directors (or other similar body) of Parent; (ii) conflict with or violate any Law or Order applicable to Parent or by which Parent or any of Parent’s properties is or may be bound or affected in any material respect; or (iii) result in or constitute (with or without notice or lapse of time or both) any breach of or default under, or give to any Person (with or without notice or lapse of time or both) any right of termination, amendment, acceleration or cancellation of any Contract to which Parent is a party or by which Parent or any of Parent’s affiliates or properties is or may be bound or affected.

(b)         The execution and delivery of this Agreement by Parent do not, and the performance of this Agreement by Parent will not, require any Consent of any Person. Parent will not, nor will Parent be, required to give any notice to any person in connection with the execution, delivery or performance of this Agreement.

SECTION 7.	MISCELLANEOUS

 7.1         Stockholder Information. Stockholder hereby agrees to permit Parent, Merger Sub and the Company to (a) publish and disclose in the Proxy Statement, any current report on Form 8-K or any other document or schedule required to be filed with the SEC or any other regulatory authority in connection with the Merger (collectively, the “Public Filings”), Stockholder’s identity and ownership of shares of Company Common Stock and the nature of Stockholder’s commitments, arrangements and understandings under this Agreement and (b) file this Agreement as an exhibit to any Public Filing.

 7.2         No Solicit. Stockholder agrees that such Stockholder is a “Representative” of the Company for purposes of Section 4.3(b) of the Merger Agreement, and that[,subject to Section 7.3 and subject to Stockholder’s duties, obligations or rights to take any action in his capacity as a director or officer of the Company that may be necessary to further the exercise by the Company of its rights under the Merger Agreement,] beginning on the No-Shop Period Start Date, such Stockholder shall not directly or indirectly, and shall ensure that each of Stockholder’s Representatives does not, directly or indirectly, take any action prohibited by Section 4.3(b) of the Merger Agreement. Notwithstanding the foregoing, Stockholder may (and may permit Stockholder’s Representatives to) participate in discussions and negotiations with, provide information and data to and otherwise facilitate any Person making an Acquisition Proposal if (1) the Company is engaging in discussions or negotiations with such Person in accordance with Section 4.3 of the Merger Agreement and (2) Stockholder’s negotiations, discussions, provision of information or data or other facilitation are in conjunction with and ancillary to the Company’s discussions and negotiations. Nothing in this Agreement shall preclude Stockholder from making such filings as are required by the SEC or any other regulatory authority in connection with the entering into of this Agreement.

 7.3        [Fiduciary Duties.  Stockholder is entering into this Agreement solely in Stockholder’s capacity as an Owner of Subject Securities, and Stockholder shall not be deemed to be making any agreement in this Agreement in Stockholder’s capacity as a director or officer of the Company, or that would limit Stockholder’s ability to take or fulfill, or refrain from taking or fulfilling, actions or fiduciary duties as, a director or officer of the Company.  No action taken by any such Stockholder in its capacity as a director or officer of the Company shall be deemed a breach by any such Stockholder of this Agreement.]

 7.4         Termination. This Agreement shall terminate on the Expiration Date; provided, however, that (a) the provisions of this Section 7 (other than Sections 7.1, 7.2, 7.3 and 7.11) shall survive any termination of this Agreement and (b) the termination of this Agreement shall not relieve any party from any liability arising from any intentional breach of any representation, warranty, covenant or other provision of this Agreement prior to such termination.

 7.5         Further Assurances.  From time to time prior to the Expiration Date and without additional consideration, Stockholder shall execute and deliver, or cause to be executed and delivered, such additional certificates, proxies, consents and other instruments, and shall take such further actions, as Parent may reasonably request that are reasonably required for the purpose of carrying out this Agreement.

 7.6         Expenses.  All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

 7.7         Notices.  Each notice, request, demand or other communication under this Agreement shall be in writing and shall be deemed to have been duly given, delivered or made as follows: (a) if delivered by hand, when delivered; (b) if sent by facsimile transmission before 5:00 p.m. on a Business Day in the delivery location, when transmitted and receipt is confirmed; (c) if sent by facsimile transmission after 5:00 p.m. on a Business Day in the delivery location or on a day other than a Business Day and receipt is confirmed, on the following Business Day; (d) if sent via an overnight international courier service, the Business Day after being delivered to such courier; and (e) if sent by email, when sent, provided that (i) the subject line of such email states that it is a notice delivered pursuant to this Agreement and (ii) the sender of such email does not receive a written notification of delivery failure. All notices and other communications hereunder shall be delivered to the address, facsimile number or email address set forth beneath the name of such party below (or to such other address, facsimile number or email address as such party shall have specified in a written notice given to the other party hereto):

if to Stockholder:

at the address set forth on the signature page of this Agreement; and

if to Parent:

WSP Global Inc.
1600 René-Lévesque Blvd. W., 10th Floor
Montreal (Quebec)
H3H 1P9 Canada
Attention: Philippe Fortier, Chief Legal Officer and Corporate Secretary
Email: [REDACTED]; wspgloballegal@wsp.com

with a copy (which shall not constitute notice) to:

Hogan Lovells US LLP
390 Madison Avenue
New York, NY 10017, USA
Attention:	Michael J. Silver G. Allen Hicks
Email:	michael.silver@hoganlovells.com allen.hicks@hoganlovells.com

 7.8         Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the invalid or unenforceable term or provision in any other situation or in any other jurisdiction.  If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree to negotiate in good faith to replace such invalid or unenforceable term or provision in a mutually acceptable manner with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.  In the event that the parties are unable to agree to such replacement, the parties agree that the court making the determination referred to above shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified.

 7.9        Entire Agreement.  This Agreement and the Proxy and any other documents delivered by the parties hereto in connection herewith and therewith constitute the entire agreement and supersede all prior representations, warranties, agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof.

 7.10       Amendments.  This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent and Stockholder.

 7.11      Assignment; Binding Effect; No Third Party Rights.  Except as provided herein, neither this Agreement nor any of the interests or obligations hereunder may be assigned or delegated by either party without the prior written consent of the other party, and any attempted or purported assignment or delegation of any of such interests or obligations shall be null and void.  Subject to the preceding sentence, this Agreement shall be binding upon Stockholder and Stockholder’s heirs, estate, executors and personal representatives and Stockholder’s successors and assigns, and shall inure to the benefit of Parent and its successors and permitted assigns.  Without limiting any of the restrictions set forth in Section 2, Section 3 or elsewhere in this Agreement, this Agreement shall be binding upon any Person to whom any Subject Securities are transferred.  Nothing in this Agreement is intended to confer on any Person (other than Parent and its successors and assigns) any rights or remedies of any nature.

 7.12       Specific Performance.  The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the Proxy required to be performed by either of the parties hereto were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor.  Stockholder agrees that, in the event of any breach or threatened breach by Stockholder of any covenant or obligation contained in this Agreement or in the Proxy, Parent shall be entitled, without any proof of actual damages (and in addition to any other remedy that may be available to it at law or in equity, including monetary damages) to obtain: (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation; and (b) an injunction restraining such breach or threatened breach.  Stockholder further agrees that neither Parent nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 7.12, and Stockholder irrevocably waives any right Stockholder may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

 7.13       Applicable Law; Jurisdiction; Waiver of Jury Trial.

(a)          This Agreement, and any action, suit or other Legal Proceeding arising out of or relating to this Agreement (including the enforcement of any provision of this Agreement) (whether at law or in equity, whether in contract or in tort or otherwise), shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, regardless of the choice of laws principles of the State of New York, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies. In any action between any of the parties hereto arising out of or relating to this Agreement (whether at law or in equity, whether in contract or in tort or otherwise), each of the parties hereto: (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of any federal or state court located in the Borough of Manhattan, New York City, State of New York and any appellate courts therefrom; (ii) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from such court; and (iii) agrees that it will not bring any such action in any court other than any federal or state court located in the Borough of Manhattan, New York City, State of New York and any appellate courts therefrom.  Service of any process, summons, notice or document to any party’s address and in the manner set forth in Section 7.7 shall be effective service of process for any such action; provided, however, that Parent irrevocably and unconditionally agrees to the designation of WSP USA Inc., its affiliate in the United States with an office located at One Penn Plaza, New York, NY 10119, as its agent for service of process, summons, notice or document.

(b)         EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT OR THE LEGAL RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT (WHETHER AT LAW OR IN EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE), IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT OR THE LEGAL RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT (WHETHER AT LAW OR IN EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE).  EACH PARTY ACKNOWLEDGES, AGREES AND CERTIFIES THAT: (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD, IN THE EVENT OF LITIGATION, SEEK TO PREVENT OR DELAY ENFORCEMENT OF SUCH WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER; (iii) IT MAKES SUCH WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.12.

 7.14      Counterparts; Exchanges by Electronic Delivery.  This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.  The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the parties to the terms of this Agreement.

 7.15       Captions.  The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

 7.16      Waiver.  No failure on the part of either party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of either party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.  No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

 7.17       Independence of Obligations.  The covenants and obligations of Stockholder set forth in this Agreement shall be construed as independent of any other Contract between Stockholder, on the one hand, and the Company or Parent, on the other. The existence of any claim or cause of action by Stockholder against the Company or Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against Stockholder.  Nothing in this Agreement shall limit any of the rights or remedies of Parent under the Merger Agreement, or any of the rights or remedies of Parent or any of the obligations of Stockholder under any agreement between Stockholder and Parent or any certificate or instrument executed by Stockholder in favor of Parent; and nothing in the Merger Agreement or in any other such agreement, certificate or instrument, shall limit any of the rights or remedies of Parent or any of the obligations of Stockholder under this Agreement.

 7.18       Construction.

(a)          For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

(b)          The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c)          As used in this Agreement, the words “include,” “including” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d)          Unless otherwise indicated or the context otherwise requires: (i) any definition of or reference to any agreement, instrument or other document or any Law in this Agreement shall be construed as referring to such agreement, instrument or other document or Law as from time to time amended, supplemented or otherwise modified; (ii) any reference in this Agreement to any Person shall be construed to include such Person’s successors and assigns; (iii) all references to “Sections” and “Exhibits” in this Agreement or in any Exhibit to this Agreement are intended to refer to Sections of this Agreement and Exhibits to this Agreement, respectively; (iv) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision of this Agreement; and (v) any statute defined or referred to in this Agreement shall include all rules and regulations promulgated thereunder.

In Witness Whereof, the parties hereto have caused this Agreement to be executed as of the date first written above.

WSP GLobal Inc.

By:

Name

Title

Stockholder

Signature

Printed Name

Address:

Facsimile:

Class A Common Stock Held of Record	Class B Common Stock Held of Record	Company Restricted Stock Owned	Additional Securities Beneficially Owned

[Signature Page to Voting and Support Agreement]

Exhibit A

Form of Irrevocable Proxy

Irrevocable Proxy

The undersigned stockholder (the “Stockholder”) of  Ecology and Environment Inc., a New York corporation (the “Company”), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes WSP Global Inc., a Canadian corporation (“Parent”) and Everest Acquisition Corp., a New York corporation, and each of them and their respective designees, the attorneys and proxies of the Stockholder, with full power of substitution and resubstitution, to the full extent of the Stockholder’s rights with respect to, subject to the proviso set forth in the definition of “Subject Securities” in the Support Agreement (as defined below): (a) the outstanding shares of capital stock of the Company owned of record by the Stockholder as of the date of this proxy, which shares are specified on the final page of this proxy; and (b) any and all other shares of capital stock of the Company which the Stockholder may acquire on or after the date hereof.  (The shares of the capital stock of the Company referred to in clauses “(a)” and “(b)” of the immediately preceding sentence, which shares of capital stock of the Company shall automatically and without any further action of the Stockholder be adjusted in accordance with the proviso set forth in the definition of “Subject Securities” in the Support Agreement in the circumstances contemplated thereby, are collectively referred to as the “Shares.”)  Upon the execution of this proxy, all prior proxies given by the Stockholder with respect to any of the Shares are hereby revoked, and the Stockholder agrees that no subsequent proxies will be given with respect to any of the Shares that conflict with this proxy.

This proxy is irrevocable, is coupled with an interest and is granted in connection with, and as security for, the Voting and Support Agreement, dated as of the date hereof, between Parent and the Stockholder (the “Support Agreement”), and is granted in consideration of Parent entering into the Agreement and Plan of Merger, dated as of the date hereof, among Parent, Everest Acquisition Corp., a wholly owned subsidiary of Parent, and the Company (the “Merger Agreement”).  This proxy will terminate and be of no further force or effect on the Expiration Date (as defined in the Support Agreement).

The attorneys and proxies named above will be empowered, and may exercise this proxy, to vote the Shares at any time until the Expiration Date at any meeting of the stockholders of the Company (however called) and at every adjournment or postponement thereof, and in connection with any action by written consent of stockholders of the Company:

(a)         in favor of: (i) the merger contemplated by the Merger Agreement (the “Merger”), the execution and delivery by the Company of the Merger Agreement and the adoption of the Merger Agreement; (ii) each of the other actions contemplated by the Merger Agreement; and (iii) any action in furtherance of any of the foregoing; and

(b)          against any action that would result in the failure of any of the conditions set forth in Section 6 or Section 7 of the Merger Agreement to be satisfied; and

(c)          against each of the following actions (other than the Merger and the other Contemplated Transactions): (i) any extraordinary corporate transaction, such as a merger, consolidation, amalgamation, plan or scheme of arrangement, share exchange or other business combination involving any Acquired Company, that relates to an Acquisition Proposal; (ii) any amendment to the Company’s certificate of incorporation or bylaws, which amendment would reasonably be expected to have the effect of (A) frustrating the purpose of, or breaching or nullifying any provision of, the Merger Agreement, (B) preventing, materially impeding or materially delaying the Merger or (C) changing the voting rights of any shares of capital stock of the Company; (iii) any material change in the capitalization of the Company or the Company’s corporate structure; or (iv) any other action which would reasonably be expected to prevent, materially impede or materially delay the Merger or any of the other Contemplated Transactions.

Notwithstanding anything to the contrary herein, in the event that a vote or consent of the stockholders of the Company is required in order to effect or adopt an Adverse Amendment (as defined in the Support Agreement), the attorneys and proxies named above will not be empowered, and may not exercise this proxy, to vote or consent to such Adverse Amendment.

The attorneys and proxies named above may not exercise this proxy on any matter not expressly referred to in this proxy. The Stockholder may vote the Shares on all other matters not expressly referred to in this proxy, and the attorneys and proxies named above may not exercise this proxy with respect to such other matters.

This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the Stockholder (including any transferee of any of the Shares).

Any term or provision of this proxy that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.  If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Stockholder agrees that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this proxy shall be enforceable as so modified.  In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

Dated: August 28, 2019

Stockholder

Signature

Printed Name

Number of shares of common stock of the Company owned of record as of the date of this proxy: